Exhibit 99.1

TransAtlantic Petroleum Announces the Payment of Dividends on its Series A Preferred Shares in Common Shares and the Entry into Additional Commodity Hedges

Hamilton, Bermuda (August 31, 2017) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced that it has elected to pay the upcoming quarterly dividends on its 12.0% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”) in its Common Shares, par value $0.10 per share (“Common Shares”), as permitted by the certificate of designation for the Series A Preferred Shares, in order to increase its current investment in enhancing its oil production. The upcoming quarterly dividends are payable on September 30, 2017 to holders of record on September 15, 2017. The Common Shares issued as dividends on the Series A Preferred Shares will be listed on the NYSE American and the Toronto Stock Exchange.

In addition, on August 11, 2017, the Company entered into a new costless collar contract with DenizBank, A.S. to hedge approximately 750 additional barrels of oil per day (“Bbl/d”) of the Company’s oil production in Turkey. The collar contract has a floor of $47.50 and a ceiling of $57.10, is placed from September 1, 2017 through June 30, 2018, and brings the Company’s total hedged volumes to approximately 2,000 Bbl/d through February 28, 2018.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s expectations, plans, goals, objectives, assumptions, or information about investments, oil production, other future events, conditions, results of operations, or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, well development results, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Contact:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com

2